Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-205768, 333-193746, 333-177353 and 333-180496) and the Registration Statement on Form S-8 (File No. 333-197735) of Nova LifeStyle, Inc. (the “Company”) of our report dated March 28, 2016, relating to the Company's consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited

Hong Kong, China

March 28, 2016